Exhibit 20.15

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - September 2005

Capital One Master Trust (COMT)

Series		COMT 1998-1
Size		$591MM
Expected Maturity (Class A)		04/15/2008

Gross Monthly Payment Rate		17.63%
Delinquency Rate:	30 to 59 days	1.34%
	60 to 89 days	0.91%
	90 + days	1.91%

Excess Spread Analysis

	Series	COMT 1998-1
	Portfolio Yield	20.23%
	Weighted Average Coupon	6.23%
	Servicing Fee Percentage	1.50%
	Net Loss Rate	4.86%

Excess Spread Percentage:	Sep-05	7.64%
	Aug-05	9.11%
	Jul-05	8.21%
	3-Month Average Excess Spread	8.32%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - September 2005

Capital One Master Trust (COMT)

Series		COMT 1999-3
Size		$500MM
Expected Maturity (Class A)		07/17/2006

Gross Monthly Payment Rate		17.63%
Delinquency Rate:	30 to 59 days	1.34%
	60 to 89 days	0.91%
	90 + days	1.91%

Excess Spread Analysis

	Series	COMT 1999-3
	Portfolio Yield	20.23%
	Weighted Average Coupon	4.19%
	Servicing Fee Percentage	1.50%
	Net Loss Rate	4.86%

Excess Spread Percentage:	Sep-05	9.67%
	Aug-05	11.21%
	Jul-05	10.46%
	3-Month Average Excess Spread	10.45%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - September 2005

Capital One Master Trust (COMT)

Series		COMT 2000-3	COMT 2000-4
Size		$1000MM	$1200MM
Expected Maturity (Class A)		08/15/2007	10/17/2005

Gross Monthly Payment Rate		17.63%	17.63%
Delinquency Rate:	30 to 59 days	1.34%	1.34%
	60 to 89 days	0.91%	0.91%
	90 + days	1.91%	1.91%

Excess Spread Analysis

	Series	COMT 2000-3	COMT 2000-4
	Portfolio Yield	20.23%	20.24%
	Weighted Average Coupon	4.21%	6.36%
	Servicing Fee Percentage	2.00%	2.00%
	Net Loss Rate	4.86%	4.86%

Excess Spread Percentage:	Sep-05	9.16%	7.02%
	Aug-05	10.69%	8.51%
	Jul-05	9.95%	7.63%
	3-Month Average Excess Spread	9.93%	7.73%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - September 2005

Capital One Master Trust (COMT)

Series		COMT 2001-1	COMT 2001-2	COMT 2001-3	COMT 2001-5
Size		$1200MM	$1200MM	$750MM	$1000MM
Expected Maturity (Class A)		02/15/2008	03/15/2006	05/15/2006	08/15/2006

Gross Monthly Payment Rate		17.63%	17.63%	17.63%	17.63%
Delinquency Rate:	30 to 59 days	1.34%	1.34%	1.34%	1.34%
	60 to 89 days	0.91%	0.91%	0.91%	0.91%
	90 + days	1.91%	1.91%	1.91%	1.91%

Excess Spread Analysis

	Series	COMT 2001-1	COMT 2001-2	COMT 2001-3	COMT 2001-5
	Portfolio Yield	20.23%	20.23%	20.23%	20.23%
	Weighted Average Coupon	3.96%	5.42%	5.36%	5.23%
	Servicing Fee Percentage	2.00%	2.00%	2.00%	2.00%
	Net Loss Rate	4.86%	4.86%	4.86%	4.86%

Excess Spread Percentage:	Sep-05	9.41%	7.94%	8.01%	8.14%
	Aug-05	10.98%	9.45%	9.50%	9.63%
Jul-05		10.26%	8.57%	8.62%	8.75%
	3-Month Average Excess Spread	10.22%	8.65%	8.71%	8.84%

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - September 2005

Capital One Master Trust (COMT)

Series		COMT 2001-6	COMT 2001-8
Size		$1300MM	$1000MM
Expected Maturity (Class A)		08/15/2008	10/16/2006

Gross Monthly Payment Rate		17.63%	17.63%
Delinquency Rate:	30 to 59 days	1.34%	1.34%
	60 to 89 days	0.91%	0.91%
	90 + days	1.91%	1.91%

Excess Spread Analysis

	Series	COMT 2001-6	COMT 2001-8
	Portfolio Yield	20.23%	20.23%
	Weighted Average Coupon	4.07%	4.66%
	Servicing Fee Percentage	2.00%	2.00%
	Net Loss Rate	4.86%	4.86%

Excess Spread Percentage:	Sep-05	9.30%	8.71%
	Aug-05	10.84%	10.20%
	Jul-05	10.10%	9.32%
	3-Month Average Excess Spread	10.08%	9.41%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - September 2005

Capital One Master Trust (COMT)

Series		COMT 2002-1	COMT 2002-2	COMT 2002-4
Size		$1000MM	$620MM	$750MM
Expected Maturity (Class A)		01/15/2009	03/15/2007	05/15/2007

Gross Monthly Payment Rate		17.63%	17.63%	17.63%
Delinquency Rate:	30 to 59 days	1.34%	1.34%	1.34%
	60 to 89 days	0.91%	0.91%	0.91%
	90 + days	1.91%	1.91%	1.91%

Excess Spread Analysis

	Series	COMT 2002-1	COMT 2002-2	COMT 2002-4
	Portfolio Yield	20.23%	20.23%	20.23%
	Weighted Average Coupon	3.99%	3.92%	4.93%
	Servicing Fee Percentage	2.00%	2.00%	2.00%
	Net Loss Rate	4.86%	4.86%	4.86%

Excess Spread Percentage:	Sep-05	9.38%	9.44%	8.43%
	Aug-05	10.96%	11.02%	9.93%
	Jul-05	10.23%	10.30%	9.05%
	3-Month Average Excess Spread	10.19%	10.25%	9.14%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.